A:\whilease1stamend.wpd
EXHIBIT 10(b)

              FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

     THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (the "First Amendment") is made and entered into as of this 14th day of May, 1998, by and between CITADEL LAND, INC., a Maryland corporation, hereinafter called the "Landlord", and WASHINGTON HOMES, INC., hereinafter called the "Tenant".

     WHEREAS, by OFFICE LEASE AGREEMENT dated January 1, 1997 (the "Agreement"), Landlord and Tenant agreed upon the lease of office space in "Ingle West Building I" located at 1802 Brightseat Road, Landover, Maryland, and set forth the terms and conditions of said lease;

     WHEREAS, Section 10(A) of the Agreement provides that the Tenant may terminate the Agreement upon 30 days notice to Landlord if Landlord is a corporation whose voting stock is not publicly traded or if a change of control of the Landlord or of the office building occurs and that Landlord may terminate the Agreement if Tenant is a corporation whose voting stock is not publicly traded and if a change in the legal or beneficial ownership of the voting corporate stock of Tenant results in a change of control of Tenant; and

     WHEREAS, the parties have agreed to amend the Agreement as set forth below to provide that the portion of Section 10(A) of the Agreement with respect to the above be deleted.

     NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and Tenant hereby agree as follows:

          1. The Agreement is hereby amended to replace the existing Section 10(A) with a revised Section 10(A) as follows:

          1. Tenant will not assign this Lease, sublet the Premises or permit the use of the Premises by any other party, directly or by operation of law, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld. Consent by Landlord to any assignment, subletting or use shall not constitute a waiver of the necessity for such consent to any subsequent assignment, subletting or use. In no event shall such assignment or subletting release Tenant of any of its obligations hereunder.

     1. Other than the aforementioned amendment, all other provisions, terms, and conditions of the Agreement remain unchanged.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

WITNESS:                      LANDLORD:
                              CITADEL LAND, INC.


                  By:
                                   Geaton A. DeCesaris, Jr., President

WITNESS:                      TENANT:
                              WASHINGTON HOMES, INC.


                   By:
                                 Geaton A. DeCesaris, Jr., President